Exhibit 10.11
Summary of Terms of Awards of Deferred Stock Units
under the
Blackstone Mortgage Trust, Inc. Stock Incentive Plan

Capitalized terms not defined herein shall have the meaning ascribed to them in the Blackstone Mortgage Trust, Inc. Stock Incentive Plan (the “Plan”) approved by the stockholders of Blackstone Mortgage Trust, Inc. (the “Company”) at the Company’s 2022 annual meeting of Stockholders.

•    Vesting and Settlement. Each award of deferred stock units (“Deferred Stock Units”) shall initially be unvested. Provided that the Participant has not undergone a Termination, 100% of such Deferred Stock Units shall vest on the earlier of (i) the date of the Company’s annual meeting of stockholders that occurs in the year immediately following the year in which the Date of Grant occurs and (ii) the date of the consummation of a Change in Control. If the Participant undergoes a Termination, the award of Deferred Stock Units shall be treated in accordance with the Plan. Upon a Participant’s “separation from service” (as defined in Treas. eg. 1.409A-1(h)) with the Company (a “Separation from Service”), all vested Deferred Stock Units shall be settled and the Company shall issue to the Participant one share of Class A common stock of the Company, par value $0.01 per share (“Common Stock”) for each vested Deferred Stock Unit.
•Dividend Equivalent Rights. The recipient of an award of Deferred Stock Units shall not be entitled to receive any payments or shares of Common Stock in respect of any Deferred Stock Units in the event any dividends are declared on the Company’s Common Stock. If on any date prior to settlement of the Deferred Stock Units the Company shall pay any dividend on its Common Stock, the Participant shall be granted, as of such dividend payment date, an additional number of Deferred Stock Units (rounded down to a number of whole units) equal to (a) if such dividend is payable in the form of cash, (i) the aggregate number of Deferred Stock Units granted hereunder that remain unsettled as of the related dividend record date multiplied by (ii) the per share amount of such cash dividend, divided by (iii) the Fair Market Value as of such dividend payment date, and (b) if such dividend is payable in the form of shares of Common Stock, (i) the aggregate number of Deferred Stock Units granted hereunder that remain unsettled as of the related dividend record date multiplied by (ii) the number of shares of Common Stock payable as a dividend on a share of Common Stock (each, an “Additional Deferred Stock Unit”). All Additional Deferred Stock Units shall vest on the same date as the then outstanding Deferred Stock Units (including any Additional Deferred Stock Units), with respect to which such Additional Deferred Stock Units are granted, vest. Additional Deferred Stock Units granted with respect to fully vested Deferred Stock Units shall be fully vested at grant. To the extent that Deferred Stock Units are forfeited, the Participant shall have no right to any dividend equivalent payments or Additional Deferred Stock Units.
•Book Entry; Certificates. Upon settlement of a Deferred Stock Unit, the Company shall recognize the Participant’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Common Stock granted hereunder may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof. No certificates shall be issued for fractional shares.

Exhibit 10.11
•Rights as a Stockholder. Prior to settlement of the Deferred Stock Units, a Participant shall have no rights as a holder of Common Stock other than the right to receive dividends payable in Additional Deferred Stock Units as described above.
•Restrictions.
•Deferred Stock Units. Deferred Stock Units may not be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
•“Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.
•Common Stock. Any Common Stock issued to the Participant pursuant to an annual equity award automatically granted to the members of the Board of Directors of the Company not employed by Blackstone Inc., the Company or any of its subsidiaries (the “Non-Employee Directors”) on the date of each of the Company’s annual meeting of stockholders (commencing with the 2023 annual meeting) in the form of Deferred Stock Units or, at the election of a Non-Employee Directors, restricted stock (each, an “Annual Equity Award”) shall be subject to such stop transfer orders and other restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.
•Securities Laws; Cooperation. Upon the settlement of an Annual Equity Award (or any portion thereof), the Participant will make or enter into such written representations, warranties and agreements as the Committee may request in order to comply with applicable securities laws, the Plan or with the Annual Equity Award.
•Notices. Any notice necessary in respect of Annual Equity Awards shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
•Choice of Law. The Annual Equity Awards shall be governed by and construed in accordance with the laws of the state of Maryland without regard to conflicts of laws.
•Deferred Stock Units Subject to Plan. By accepting any grant of Annual Equity Awards, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. Deferred Stock Units granted hereunder are subject to the Plan. The terms and provisions

Exhibit 10.11
of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference into the terms and conditions of the Annual Equity Awards. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
•Termination of Grants. The annual grants to any non-employee director shall terminate from and after the earlier to occur of (a) such director’s Separation from Service and (b) the date upon which the Board of Directors or the Committee amends or terminates the Annual Equity Awards.